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                                                                  EXHIBIT 10.15

                             FIRST AMENDMENT TO THE
                             RODMAN & RENSHAW, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Rodman & Renshaw, Inc. Supplemental Executive Retirement Plan ("Plan") is hereby amended effective July 1, 1993, as follows:

                                       I

Article II of the plan is amended by adding a new Section 2.1A thereto, to read as follows:

  "2.1A  "Change in Control" means any of the following events:

         (a) the direct or indirect acquisition by any person, other than the Company, of the power to vote twenty percent (20%) or more of the voting stock of the Company;

         (b) the acquisition by any person, other than the Company, of more than fifty percent (50%) of the total fair market value of the assets of the Company;

         (c) the replacement during any twelve month period of a majority of the members of the Board of Directors of the Company;

         (d) the commencement by any person, other than the Company, of a tender offer or an exchange offer for twenty percent (20%) or more of the voting stock of the Company;

         (e) the merger or consolidation of the Company with one or more other corporations as a result of which the shareholders of the Company immediately prior to such merger or consolidation hold less than eighty percent (80%) of the voting stock of the surviving or resulting corporation(s); or

         (f) the acquisition of the power to control, directly or indirectly, the management and policies of the Company by any person not previously possessing such power, whether through the ownership of Company stock, by contract, or other legal right.

For purposes of this Section 2.1A, the term "person" means a natural person, corporation, partnership, joint venture, trust, government, instrumentality of a government, or any two or more of the foregoing acting as a partnership, limited partnership, syndicate or other group."
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                                       II

Subsection 7.2(b) of the Plan is amended by adding the following at the end thereof:

   "Notwithstanding the foregoing, on the effective date of a Change in Control, each Participant's SERP Account shall immediately become fully (100%) vested and non-forfeitable, regardless of the number of the Participant's Years of SERP Service."


                                      III

In all other respects, the Plan shall remain in full force and effect as set forth therein.


Executed this 11th day of October, 1993.


       RODMAN & RENSHAW, INC.


       By: /s/ Gregory P. Quinlivan
       Title: Secretary to the Board
              & General Counsel